Exhibit 99.1

AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

$[•]	[•], 2023

For value received, IRONNET, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of [•]or its assigns (“Holder”; and together with the Company, each a “Party” and collectively, the “Parties”), in lawful money of the United States of America and in immediately available funds, the principal sum of $[•] together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1. Principal Repayment.

(a)	The outstanding principal amount of this Senior Secured Promissory Note (this “Note”), and all accrued and unpaid interest thereon, shall be due and payable on [•], 2023[1] (the “Maturity Date”).

(b)

The Company may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2. Interest. The Company further promises to pay interest on the outstanding principal amount hereof from the date hereof, until payment in full, which interest shall be payable at a rate equal to 13.8% per annum, which interest shall be payable on the earlier of prepayment and the Maturity Date Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. If at any time the interest rate payable on this Note shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

3. Place of Payment. All amounts payable hereunder shall be payable at the office of Holder, unless another place of payment shall be specified inwriting by Holder.

4. Application of Payments. The Company shall repay the full principal balance of this Note, together with any accrued and unpaid interest thereon, on the Maturity Date. This Note may be prepaid in whole or in part at any time without penalty or premium. Any accrued and unpaid interest on the amounts so prepaid to the date of such prepayment shall be paid at the time of any such prepayment.

5. Secured Note. This note is secured by the Collateral (as defined in the Security Agreement) pursuant to that certain Security Agreement (the “Security Agreement”), dated as of the date hereof, by and among the Company, as grantor, the Holder, as a secured party, and other Secured Parties (as defined therein) party thereto.

[1]	NTD: To be the date six months from the date the Original Note is issued.

6. Ranking of the Note. This Note shall rank (i) pari passu in right of payment with (x) any note issued on a substantially similar basis to this Note to an affiliate of the Holder or its affiliates or designee, and (y) the secured promissory notes issued between December 14, 2022 and December 16, 2022 by the Company in the aggregate principal amount of $6.9 million (collectively, the “Other Secured Notes”), (ii) senior in right of payment to all of the Company’s other existing and future indebtedness for borrowed money (collectively, “Subordinated Loans”) and all of the Company’s existing and future reimbursement and indemnification obligations related to bonds or similar surety obligations issued at the Company’s request (collectively, the “Indemnification Obligations”), and (iii) in no event shall any indebtedness under that certain Senior Unsecured Convertible Note, dated as of September 15, 2022 (the “Convertible Note”), issued by the Company in favor of 3iLP be senior in right of payment to this Note. Company agrees to execute and deliver from time to time, any documents, instruments or agreements requested by Holder in order to confirm the ranking of this Note to any Subordinated Loan or Indemnification Obligation.

7. Event of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)

the Company fails to pay timely (i) any of the principal amount due under this Note on the date the same becomes due and payable or (ii) any accrued interest or other amounts due under this Note within three (3) business days of the date the same becomes due and payable, whether at maturity, by acceleration or otherwise;

(b)

the Company shall breach any covenant under this Note or the Security Agreement, or any representation or warranty of the Company under this Note or the Security Agreement is violated or becomes untrue or misleading (or shall prove to have been untrue or misleading when made) in any material respect (or in any respect, if already qualified by materiality), and such default is not cured within 30 days after written notice thereof from Holder;

(c)

the Company (A) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, (B) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within sixty (60) days, (C) shall be adjudicated as bankrupt or insolvent or (D) makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d)

the Company becomes subject to any proceedings under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect (unless such proceeding is dismissed or discharged within sixty (60) days), or have an order of relief entered against it in any proceeding under the United States Bankruptcy Code;

(e)	the Company generally fails to pay, or admits in writing its inability to pay, any material debt as it becomes due, subject to applicable grace periods, if any;

(f)	any provision of this Note or the Security Agreement shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing; or

(g)

the Company or any of its subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of the Convertible Note, the Other Secured Notes or any other indebtedness (other than the obligations under this Note), when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness or any event or condition occurs, if the effect of any failure or occurrence referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf (with or without the giving of notice but giving effect to applicable grace periods) to cause, such indebtedness to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity; provided, however, that (x) it shall not constitute an Event of Default pursuant to this paragraph (g) unless the aggregate amount of all such indebtedness referred to in clauses (i) and (ii) exceeds $2.0 million at any one time and (y) the Specified Event of Default shall not constitute an Event of Default pursuant to this paragraph (g) so long as the holders of the Convertible Note have not accelerated prior to its stated maturity due to the Specified Event of Default.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Holder, and upon written notice to the Company, and, in the case of an Event of Default pursuant to (c) or (d) above, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

“Specified Event of Default” means a default under the Convertible Note resulting from a breach of (1) Section 9 (Mandatory Redemption at Election of Holder), Section 15(b) (Incurrence of Indebtedness) and Section 15(n) (Restricted Issuances) of the Convertible Note, in each case, arising from the issuance of this Note or the Other Secured Notes, (2) Section 4.16 (Subsequent Debt) and Section 4.17 (Related Party Transactions) of that certain securities purchase agreement, dated as of September 14, 2022, with respect to the Convertible Note, in each case, arising from the issuance of this Note or the Other Secured Notes, and (3) Section 2(g) (Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement) of that certain registration rights agreement, dated as of September 14, 2022).

8. Waivers. The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default and acceleration pursuant to the preceding Section 7, to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses as and when incurred), incurred in connection with the enforcement and/or collection of this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

9. Notices. All notices and other communications required to be given under this Note to either Holder or the Company, as applicable, shall be in writing.

10. Entire Agreement; Severability. This Note and the Security Agreement constitute the entire agreement among the Parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Governing Law; Waiver of Jury Trial.

(a)

In all respects, including all matters of construction, validity and performance, this Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

(b)

THE COMPANY AND HOLDER ACKNOWLEDGE AND AGREE THAT ANY DISPUTE OR CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH OF THE COMPANY AND HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE.

12. Amendment and Waiver. No amendment, modification or waiver of any provision of this Note nor consent to departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Company and the Holder. The waiver by a Party of any breach hereof for default in the performance hereof shall not be deemed to constitute a waiver of any other default of any succeeding breach or default.

13. Successors and Assigns. This Note may be transferred only in compliance with the provisions herein and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

14. Expenses; Indemnification.

The Company agrees to indemnify and hold harmless Holder and its affiliates, and each of their respective officers, directors, employees, attorneys, agents and representatives (collectively the “Indemnified Parties”) from and against all Losses (as defined below) and Expenses (as defined below) as incurred (payable promptly upon written request) by any Indemnified Party based upon, attributable to, arising out of, resulting from or otherwise with respect to any breach by the Company of any covenants, representations or warranties in, terms of, or obligations under, this Note or the Security Agreement.

As used herein, “Losses” shall mean any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies or other charges (excluding incidental, special and consequential damages, including lost profits) suffered or incurred by an Indemnified Party; and “Expenses” shall mean any and all documented out-of-pocket costs, expenses and disbursements (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

[Signature page follows.]

IN WITNESS WHEREOF, The Company has caused this AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE to be executed by its duly authorized officer as of the date first set forth above.

IRONNET, INC.

By:
Name: Title:

[Signature page to Senior Secured Promissory Note]